                                                                  Exhibit 10.36

                                                            Consulting Agreement

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is entered into as of the 2nd day of April, 1999, ("Effective Date"), to memorialize the oral agreement between quepasa!com, inc., a Nevada corporation (the "Company"), and Southwest Harvard Group Venture Capital, L.L.C., an Arizona limited liability company (the "Consultant").

                                    RECITALS

         A. Consultant is a limited liability company involved in the business of venture capital, and providing general management and consulting services including but not limited to financial analysis including equity infusion strategies, i.e. private placements and initial public offerings (IPO's), and debt structuring (long and short-term), Board of Directors and Executive Management evaluation, strategic planning, organizational analysis, financial analysis, and business systems evaluation.

         B. Company engaged the services of Consultant, and Consultant rendered services to Company, on the terms and conditions set forth herein.

                                    AGREEMENT

NOW, THEREFORE, for the reasons set forth above and in consideration of the mutual promises and agreements hereinafter set forth, Company and Consultant agree as follows:

         1. Engagement of Services. Company retained the services of Consultant, and Consultant rendered services to Company.

         2. Term. This Agreement was effective as of the date above, and terminated on a date mutually agreed by both parties.

         3. Nature of Services Performed. During the term of this Agreement, Consultant served Company as a Consultant with a jointly-defined scope of work and performed all or part of the services as defined within this paragraph. Services included the services of all consultants and agents as deemed appropriate and necessary to successfully complete the services. It is understood and agreed that the Consultant's services included advice and recommendations, but all decisions in connection with the implementation of such advice and recommendations has been the sole responsibility of, and made by, the Company and its Board of Directors.

         4. Compensation. As full compensation for services performed, Company agrees to pay Consultant exactly 50,000 shares of par value (.001 per share) common stock. These shares will be transferred directly from Company to Southwest Harvard Group Venture Capital, LLC. Transfer date is defined as the date immediately following the Effective Date of this Agreement.

         5. Relationship Between Parties. The services of Consultant were retained by Company only for the purposes and to the extent set forth in this Agreement. Consultant's relationship to

                                                            Consulting Agreement

Company, during the term of this Agreement, was that of an independent contractor, and Consultant was free to dispose of his time, energy, and skill as he deemed appropriate unless otherwise restricted by any other agreement between Consultant and Company. Neither Consultant nor any employee or agent of Consultant was considered, as a result of this Agreement, as having an agency or employee status. Furthermore, Consultant retained the sole and absolute discretion and judgment in the manner and means of rendering the consulting services detailed by this Agreement.

         6. Taxes, Workmen's Compensation, Fringe Benefits, Etc. Consultant will pay all applicable federal and state income taxes and self-employment taxes with respect to any amounts received by it under the terms of this Agreement. Unless otherwise required by applicable law, Company shall not withhold from the amounts paid to Consultant any amounts for federal or state income taxes or social security taxes. Company did not provide any fringe benefits for Consultant, including, but not limited to, vacation or sick pay, bonuses, life insurance, health insurance or retirement benefits. Company did not cover Consultant under any state unemployment compensation or workmen's compensation laws.

         7. Non Disclosure and Confidentiality. Consultant agrees not to disclose, and to keep fully and strictly confidential, all trade secrets, proprietary information, confidential information, and other business sensitive information relating to the Company. Confidential information may take the form of but is not necessarily limited to financial data, sales figures, projections, estimates, customer lists, contractual data, teaming agreements, strategic alliance agreements, tax records, personnel history, accounting procedures, methods of business, and any other information not made public by the Company.

         8. Limitation on Warranties. This is a services Agreement. The Consultant warrants that it performed services hereunder in good faith. The Consultant disclaims all other warranties, either express or implied, including, without limitation, warranties or merchantability and fitness for a particular purpose.

         9. Limitation on Damages. Company agrees that Consultant and its personnel shall not be liable to Company for any claims, liabilities or expenses relating to this Agreement for an aggregate amount in excess of the fees paid by Consultant pursuant to this Agreement, except to the extent finally judicially determined to have resulted from the bad faith or intentional misconduct of Consultant. In no event shall Consultant or its personnel be liable for consequential, special, indirect, incidental, punitive or exemplary loss, damage or expense relating to this Agreement. In furtherance and not in limitation of the foregoing, Company will not be liable in respect of any decisions made by Consultant as a result of the performance by Consultant of its services hereunder. The foregoing provisions shall apply to the fullest extent of the law, whether in contract, statute, tort (such as negligence) or otherwise.

         10. Force Majeure. Consultant shall not be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, strike or labor dispute, war or other violence, or any law, order or requirement of any governmental agency or authority.

                                                            Consulting Agreement

         12 Notices. All notices, demands and other communications hereunder shall be deemed have been duly give if delivered by hand or mailed, certified or registered mail, with postage prepared, as follows:

         To:      quepasa!com
                  One Arizona Center
                  400 E. Van Buren, 4th Floor
                  Phoenix, AZ 85004
                  Attention: Mr. Jeffrey S. Peterson


         To:      Southwest Harvard Group Venture Capital L.L.C.
                  3200 N. Central Avenue, Suite 2550
                  Phoenix, Arizona 85012
                  Attention: Mr. Gary L. Trujillo

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         14. Limitation of Actions. No action, regardless of form, arising under or relating to this Agreement, may be brought by either party more than one year after the cause of action has accrued, except that an action for non-payment may be brought by a party not later than one year following the date of the last payment due to such party hereunder.

                                                            Consulting Agreement

         15. Arbitration. Any disputes associated with the performance of this Agreement shall be subject to binding arbitration between and among both parties. Therefore, the Company and Consultant agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating to in any way this Agreement. Such arbitration shall proceed in Phoenix, Arizona, shall be governed by the Federal Arbitration Act (Title 9 of the United States
Code), and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitable shall be determined by the arbitrator.

         16. Attorneys' Fees. The prevailing party in any arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceeding, including reasonable attorneys' fees.



         17. Severability. The invalidity of any portion of this Agreement shall not affect the validity of the remaining portions which shall remain in full force and effect.

         18. Governing Law. This Agreement may not be amended or modified except in writing signed by both the parties. This Agreement shall be construed under and in accordance with the laws of the State of Arizona. Venue shall be in Maricopa County, Arizona.

         19. Amendments. This Agreement may not be amended or modified except in writing signed by both the parties.

         20. Entire Agreement. This Agreement contains the entire understanding of the parties and supercedes any prior understandings and agreements, written or oral, respecting the subjects discussed herein.

         21. Time of the Essence. This is of the essence of this Agreement.

         22. Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original.

                                                            Consulting Agreement

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                COMPANY

                                QUEPASA!COM

                                By: /s/ Jeffrey S. Peterson
                                   ------------------------
                                    Jeffrey S. Peterson

                                Its: Chairman and CEO

                                CONSULTANT

                                SOUTHWEST HARVARD GROUP VENTURE CAPITAL L.L.C.

                                By: /s/ Gary L. Trujillo
                                   --------------------------
                                    Gary L. Trujillo

                                Its: President